As filed with the Securities and Exchange Commission on January 20, 2005	Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

FOREST CITY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0863886
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113-2203
(Address of Principal Executive Offices Including Zip Code)

FOREST CITY ENTERPRISES, INC.
1994 STOCK PLAN

(AS AMENDED, RESTATED AND RENAMED AS OF JUNE 8, 2004)
(Full Title of the Plan)

FCE Statutory Agent, Inc.
1100 Terminal Tower
50 Public Square
Cleveland, Ohio 44113-2203
(Name and Address of Agent For Service)

216/621-6060
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
Be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee
Class A Common Stock, $0.33-1/3 par value	2,500,000	$58.38	$145,950,000	$17,178.32

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Class A Common Stock, $0.33-1/3 par value as may become issuable pursuant to the anti-dilution provisions of the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended, Restated and Renamed as of June 8, 2004) (the “Plan”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on January 20, 2005 within five business days prior to filing.

Exhibit Index Appears on Page 5

Page 1 of 5 Pages

Part II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5 Opinion of Counsel
EX-23.1 Consent of Independent Registered Public Accounting Firm
EX-24 Power of Attorney

Part II

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-61925 on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 20, 1998, as amended by Post-Effective Amendment No. 1 filed by the Registrant on January 20, 2005 incorporated herein by reference.

Item 8. Exhibits

     The following Exhibits are being filed as part of this Registration Statement:

4.1	Amended Articles of Incorporation adopted as of October 11, 1983, incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended October 31, 1983 (File No. 1-4372).

4.2	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 24, 1997, incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-3 (Registration No. 333-41437).

4.3	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 16, 1998, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Registration No. 333-61925).

4.4	Code of Regulations as amended June 14, 1994, incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K for the fiscal year ended January 31, 1997 (File No. 1-4372).

4.5	1998 Stock Plan (As Amended, Restated and Renamed as of June 8, 2004, incorporated by reference to Appendix A of the Registrant’s Proxy Statement dated April 15, 2004 (File No. 1-4372).

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5)

24.	Power of Attorney

Page 2 of 5 Pages

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on January 20, 2005.

THE FOREST CITY ENTERPRISES, INC.
By:	/s/ Thomas G. Smith
Thomas G. Smith
Executive Vice President, Chief Financial Officer, and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on January 20, 2005.

Signature	Title
* Albert B. Ratner	Co-Chairman of the Board and Director
* Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director
* Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Thomas G. Smith Thomas G. Smith	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)
* Linda M. Kane	Senior Vice President and Corporate Controller (Principal Accounting Officer)
* James A. Ratner	Executive Vice President and Director
* Ronald A. Ratner	Executive Vice President and Director
* Brian J. Ratner	Executive Vice President and Director
* Deborah Ratner Salzberg	Director
* Michael P. Esposito, Jr.	Director

Page 3 of 5 Pages

* Scott S. Cowen	Director
* Jerry V. Jarrett	Director
* Joan K. Shafran	Director
* Louis Stokes	Director
* Stan Ross	Director

     * Thomas G. Smith, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above officers and directors (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.

January 20, 2005	By:	/s/ Thomas G. Smith
Thomas G. Smith, Attorney-in-Fact

Page 4 of 5 Pages

EXHIBIT INDEX

     The following Exhibits are being filed as part of this Registration Statement:

4.1	Amended Articles of Incorporation adopted as of October 11, 1983, incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended October 31, 1983 (File No. 1-4372).

4.2	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 24, 1997, incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-3 (Registration No. 333-41437).

4.3	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 16, 1998, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Registration No. 333-61925).

4.4	Code of Regulations as amended June 14, 1994, incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K for the fiscal year ended January 31, 1997 (File No. 1-4372).

4.5	1998 Stock Plan (As Amended, Restated and Renamed as of June 8, 2004) incorporated by reference to Appendix A of the Registrant’s Proxy Statement dated April 15, 2004 (File No. 1-4372).

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5)

24.	Power of Attorney

Page 5 of 5 Pages